Exhibit 3.29

State of Delaware Secretary of State Division of Corporations Delivered 07:19 PM 12/29/2009 FILED 07:19 PM 12/29/2009 SRV 091147810 – 4455143 FILE

CERTIFICATE OF FORMATION

OF

MIDDLETOWN COKE COMPANY, LLC

1. The name of the limited liability company is Middletown Coke Company, LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 29th day of December, 2009.

By:	/s/ Joy N. Widgeon
Authorized Person

Name:	Joy N. Widgeon
Typed or Printed

State of Delaware Secretary of State Division of Corporations Delivered 02:03 PM 11/09/2007 FILED 01:16 PM 11/09/2007 SRV 071208840 – 4455143 FILE

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: The name of this Corporation is Middletown Coke Company, Inc.

•

Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 1000 Common Stock shares (number of authorized shares) with a par value of 1.0000000000 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name Rosemary Haselroth

Mailing Address 1735 Market Street

Philadelphia, PA Zip Code 19103

•

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 9th day of November, A.D. 2007.

BY:	/s/ Rosemary Haselroth
(Incorporator)

NAME:	Rosemary Haselroth
(type or print)

State of Delaware Secretary of State Division of Corporations Delivered 07:19 PM 12/29/2009 FILED 07:19 PM 12/29/2009 SRV 091147810 – 4455143 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is November 9, 2007.

4.)	The name of the Corporation immediately prior to filing this Certificate is Middletown Coke Company, Inc.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Middletown Coke Company, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of December A.D. 2009.

By:	/s/ Joy N. Widgeon
Authorized Person

Name:	Joy N. Widgeon
Print or Type